Press Release                                  For Immediate Release

Company Contact:                                   Agency Contact:
William Swain, GraphOn Corporation                 Pinnacle Group
1.800.GRAPHON                                      (516) 773-2477
Bill.Swain@GraphOn.com                             pnaclgrup@aol.com

   GraphOn Corp. Today Announces Third Quarter 2002 Results and to
 Host Second Quarter Investors Teleconference on Wednesday, November 20, 2002

CONCORD, NH, USA - November 19, 2002 - GraphOn(R) Corporation, (Nasdaq: GOJO) (www.graphon.com) a leading developer of business software for remote computing, today announced it will host an investor conference call at 11:00 am Pacific Coast Time (2:00 pm East Coast Time) on Wednesday, November 20, 2002, moderated by GraphOn Chairman of the Board, Robert Dilworth and Chief Financial Officer, William Swain. Discussions will include a review of financial results of the third quarter, which ended September 30, 2002. The GraphOn management team will discuss the company's business and will take questions for a limited time following the presentation.

U.S. and Canada participants may access the call by phone by dialing (877) 591-1124 ten minutes prior to the call; international participants may dial
(706) 643-0488 and state GraphOn Conference Call.

GraphOn(R) Corporation (Nasdaq: GOJO), (http://www.GraphOn.com) also reported results for the third quarter, which ended September 30, 2002.

Financial Highlights

Revenues were approximately $837 thousand for the three-month period ended September 30, 2002, as compared to approximately $1.0 million recorded in the same period of 2001. The net loss for the three-month period ended September 30, 2002 was approximately $3.0 million, as compared to the approximate $4.3 million net loss for the same period of 2001. Revenues were approximately $1.9 million for the nine-month period ended September 30, 2002, as compared to approximately $5.3 million recorded in the same period of 2001. The net loss for the nine-month period ended September 30, 2002 was approximately $8.7 million, as compared to the approximate $8.8 million net loss for the same period of 2001.

The loss per common share on a basic and diluted basis for the current quarter was $0.17 per share as compared with a loss of $0.25 per share for the third quarter of 2001. The loss per common share on a basic and diluted basis on a year to date basis in the current year was $0.50 per share as compared with a loss of $0.57 per share on a year to date basis for 2001.

The current quarter's loss is inclusive of restructuring and asset impairment charges of approximately $1.4 million, or $.08 per share. The current year's loss is inclusive of restructuring and asset impairment charges of approximately $2.9 million, or $.17 per share, for the anticipated costs of closing facilities and the re-valuation of asset values of certain technology purchases.

"We are encouraged by the increase in revenues for the third quarter over those reported in each of the three previous quarters," Robert Dilworth, CEO, said, "and we expect this trend to continue. We have continued to reduce our operating expenses, and are pleased with the progress we are making in the enhancements of our Windows(R) and UNIX product offerings and their acceptance by our customer base."

About GraphOn Corporation

GraphOn's award-winning software allows any display device to run any application over any type of connection, including low-bandwidth, dial-up, and wireless. GraphOn's products instantly web enable UNIX, Windows, and Linux applications without any software modification, offering organizations of all types high performance remote access and a cost effective way to bring their applications to the web world -- TODAY. GraphOn, which markets its solutions through OEM licenses, independent software vendors (ISVs), the enterprise, application service providers (ASPs), value-added resellers (VARs) and systems integrators, is headquartered in Bellevue, Washington and is traded on the Nasdaq under the ticker GOJO (Nasdaq:GOJO). For more information, please visit the company's web site at http://www.GraphOn.com.

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

GraphOn and GO-Global are a registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners.

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GRAPHON CORPORATION
Condensed Balance Sheets
                                                      UNAUDITED        AUDITED
                                                    September 30,    December 31,
                                                        2002             2001
                                                     -----------     -----------
 Cash and available for sale securities ........     $ 1,659,100     $ 6,960,600
 Accounts receivable, net ......................         325,400         620,400
 Other current assets ..........................         172,000         251,300
                                                     -----------     -----------
 Total current assets ..........................       2,156,500       7,832,300
 Purchased technology, net .....................       1,370,100       3,132,400
 Other assets, net .............................         718,700       2,021,100
                                                     -----------     -----------
 Total assets ..................................     $ 4,245,300     $12,985,800
                                                     ===========     ===========

Current Liabilities ............................     $ 1,460,500     $ 1,659,800
Stockholders' equity ...........................       2,784,800      11,326,000
                                                     -----------     -----------
Total liabilities and stockholders' equity .....     $ 4,245,300     $12,985,800
                                                     ===========     ===========
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Condensed Statements of Operations

                                                UNAUDITED                       UNAUDITED
                                       Three months ended Sept. 30,     Nine months ended Sept. 30,
                                       ----------------------------    ----------------------------
                                            2002            2001            2002            2001
                                       ------------    ------------    ------------    ------------

Revenue ............................   $    836,500    $  1,018,300    $  1,947,600    $  5,274,500
 Cost of revenue ...................        454,700         933,700       1,371,200       1,683,600
                                       ------------    ------------    ------------    ------------
 Gross Profit ......................        381,800          84,600         576,400       3,590,900
                                       ------------    ------------    ------------    ------------

 Selling and marketing .............        387,500       2,141,700       1,712,900       5,110,200
 General and administrative ........        837,800       1,264,500       2,295,300       4,119,900
 Research and development ..........        782,700       1,090,000       2,502,100       3,559,300
 Asset impairment ..................        914,000               -         914,000               -
 Restructuring charge ..............        452,400               -       1,942,800               -
                                       ------------    ------------    ------------    ------------
 Total operating expenses ..........      3,374,400       4,496,200       9,367,100      12,789,400
                                       ------------    ------------    ------------    ------------
 Loss from operations ..............     (2,992,600)     (4,411,600)     (8,790,700)     (9,198,500)
 Other income (expense), net .......         11,500          67,500          71,200         356,400
                                       ------------    ------------    ------------    ------------
 Loss before income taxes ..........     (2,981,100)     (4,344,100)     (8,719,500)     (8,842,100)
 Income taxes ......................              -               -               -               -
                                       ------------    ------------    ------------    ------------

 Net loss ..........................   $ (2,981,100)   $ (4,344,100)   $ (8,719,500)   $ (8,842,100)
                                       ============    ============    ============    ============

 Basic and diluted loss per share ..          (0.17)          (0.25)          (0.50)          (0.57)
                                       ============    ============    ============    ============
 Weighted average shares outstanding
                                         17,508,574      17,225,996      17,455,439      15,579,701
                                       ============    ============    ============    ============


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